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                                  EXHIBIT 10.17

                        FORM OF PARTICIPATING INDEPENDENT

                           BROKER FRANCHISE AGREEMENT


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                         HOMELIFE REALTY SERVICES, INC.

                (A Member of the International HomeLife Network)

              PARTICIPATING INDEPENDENT BROKER FRANCHISE AGREEMENT

                    (For Use In The State Of California Only)

This Agreement is made this _____ day of __________, 19___, between HOMELIFE REALTY SERVICES, INC., a Delaware corporation ("HOMELIFE"), with head office address at 4100 Newport Place, Suite 730, Newport Beach, California, 92660,
and __________________________________________________ (the "PARTICIPATING
INDEPENDENT BROKER") with head office address situated at ____________________
______________________________________________________________________________.

RECITALS:

1. HomeLife and its Affiliates have developed a business plan (the "Plan") for the establishment and operation of real estate brokerage offices operating with a uniform business format, methods, and designs, including methods for obtaining listing for properties, for soliciting prospective buyers of properties, for selling, buying, or leasing properties, and for providing referral through its National and International Referral Service, Pursuant to the Plan, independent real estate brokers can maintain independence of operation while obtaining many of the benefits available to an international network.

2. Participating Independent Brokers who are authorized to operate under the Plan and the services they offer under the Plan are identified by the trademarks and service marks listed in Part I of Schedule "A" attached hereto and by such other additional or substitute trade names, trademarks, service marks, symbols, graphics and logotypes as the HomeLife companies may develop and designate for use from time to time (collectively, the "Marks"). HomeLife has the right to grant franchises to operate under the Plan and the Marks in the United States.

3. The Participating Independent Broker is currently engaged in, or desires to be engaged in, the real estate brokerage business and wishes to utilize the Plan and operate under the Marks. HomeLife is willing to grant the Participating Independent Broker the right to do so subject to the terms of this Agreement.

         Therefore, HomeLife and the Participating Independent Broker agree as follows:

ARTICLE 1.00 - GRANT AND TERM

1.01 Subject to the provisions of this Agreement, HomeLife grants to the Participating Independent Broker a non-exclusive or exclusive franchise as set forth in Schedule "E", to operate a real estate brokerage business (the "Business") using the Plan and the Marks . The term of the franchise is five
(5), seven (7), Ten (10) years, commencing on the date that this Agreement is signed by HomeLife (each such year being herein called a contract year).

1.02 (a) The Business will be located at the office described in Part II of Schedule "A" annexed hereto (the "Office").

         (b) The Participating Independent Broker may relocate the Office to another location within the same general market area, provided that the Participating Independent Broker first obtains the written approval of HomeLife as to the exact location of the proposed relocated office, which approval shall not be unreasonably withheld.

         (c) The Office shall at all times be under the supervision of a person who is duly qualified under the provisions of all applicable laws of the state in which the Office is located. The Participating Independent Broker agrees to keep HomeLife informed at all times of the identity of the Office Manager and shall cause such Manager to devote his full time and attention to the Business being conducted from such Office.

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1.03    (a) If at any time, and from time to time, during the term of this
Agreement the Participating Independent Broker should establish any additional office from which the Business will be conducted, then, unless such office was established by reason of a relocation as provided for in
Article 1.02 hereof, the Participating Independent Broker shall enter into a new franchise agreement upon the terms and conditions then in effect for a new franchisee, save and except for the license fee, which shall be Five Thousand ($ 5,000.00) Dollars for each additional office.

         (b) The right to open such additional office shall be subject to the prior written approval of HomeLife, which approval will not be unreasonably withheld.

1.04 The Participating Independent Broker may renew the franchise granted to it for one renewal term of five (5), seven (7), ten (10) further contract years provided that: (i) the Participating Independent Broker gives at least six (6) months prior written notice of its intent to renew to HomeLife; (ii) the Participating Independent Broker has complied with all of its obligations under this Agreement throughout the initial term; and, (iii) the Participating Independent Broker signs HomeLife's then-current form of Participating Independent Broker Agreement for the State of California (which may contain different business and financial terms from this Agreement) and pays to HomeLife a renewal fee of Five Hundred ($500.00) Dollars.

ARTICLE 2.00 - OBLIGATIONS OF HOMELIFE

         HomeLife agrees that, so long as this Agreement remains in force:

2.01 HomeLife will continue to develop public recognition of its identity and maximize public awareness of HomeLife and its participating independent brokers by means of advertising and promotional campaigns in accordance with
Article 6.00.

2.02 At no charge to the Participating Independent Broker, HomeLife will provide advice and consultation with representatives of HomeLife with respect to the Plan, including advice and guidance regarding recruiting, community marketing, selling, financial and office management techniques, and such other operational procedures as HomeLife may from time to time develop for use in connection with the Plan.

2.03 In order to provide efficient administrative and professional services to the customers of all participating independent brokers, HomeLife will operate, in accordance with procedures specified by HomeLife from time to time, a National and International Referral Service. The National and International Referral will maintain a toll free telephone number in order to facilitate the participation of the Participating Independent Broker in the service. HomeLife reserves the right to charge a reasonable fee for the Referral Service.

2.04 (a) HomeLife will make available to the Participating Independent Broker equipment, supplies, selling, promotional and marketing materials, including sales kits and point of sale promotional materials, and other materials used in connection with the Business. The Participating Independent Broker may purchase such materials from HomeLife, or, from any source approved in writing by HomeLife. The Participating Independent Broker shall not alter, amend or modify such materials without the prior written consent of HomeLife. HomeLife will, from time to time, provide to the Participating Independent Broker a list of approved suppliers.

         (b) The Participating Independent Broker may make such purchases from non-approved suppliers provided that the quality standards established by HomeLife are maintained at all times. If the Participating Independent Broker, with the written approval of HomeLife, desires to make such purchases from non-approved suppliers, the Participating Independent Broker shall, upon request, provide HomeLife with descriptions and specifications or samples for examination and testing to ensure that the products and materials meet the quality standards established by HomeLife.

2.05 HomeLife will, from time to time, make available to the Participating Independent Broker, at the Broker's own expense, the opportunity to place advertisements in HomeLife's advertising section of those publications in the Participating Independent Broker's regional area in which HomeLife runs advertisements. The cost of running the

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HomeLife advertising section will be borne proportionately by all HomeLife offices running advertisements in the section, based on the ratio of the number and length of advertisements placed by each Participating Independent Broker to the total number and length of advertisements appearing in HomeLife's advertising section. The Participating Independent Broker will be billed directly by the publication, and shall make prompt payment to such publication.

2.06 HomeLife will maintain an ongoing basic training program for sales representatives and introductory management training courses. HomeLife will not charge tuition, a course fee, or similar fee, for such training but reserves the right to charge a reasonable fee for training manuals and materials. The Participating Independent Broker will be responsible for all other costs incurred in attending such training, including transportation, lodging, and meals. The Participating Independent Broker may at its option enroll any or all of its employees in such programs. Basic training will take place at such locations as HomeLife may from time to time designate.

         Over and above the basic training provided by HomeLife, HomeLife may:

         (i) engage, at its option, the services, programs, staff and materials provided by one or more nationally or internationally recognized sales training organizations; and

         (ii) engage and utilize the programs, staff and facilities of recognized colleges, universities, accredited educational and professional institutions, to provide additional advanced training to the Participating Independent Broker's sales representatives and management. If the Participating Independent Broker chooses to avail itself of the foregoing programs, it shall be responsible for the payment of such tuition, course fees and related costs as may be billed to it by HomeLife for its participation in these programs and for the costs incurred to attend such programs, including transportation, lodging, and meals.

2.07 HomeLife may, from time to time, make available to its Participating Independent Brokers annual national or international conventions, motivational seminars, pre-licensing programs, advanced IC & I training programs, computer workshops, and so forth, and various regional or national newspapers or magazines. In the event the Participating Independent Broker, at its option, chooses to participate in, or subscribe to, the foregoing programs and publications, it shall be responsible for the payment of such reasonable charges as may be established in advance and billed by HomeLife.

2.08 On request of the Participating Independent Broker, HomeLife will, at a reasonable cost, supply the Participating Independent Broker with a standard accounting and bookkeeping system for use in the Business. However, the Participating Independent Broker need not purchase or use such accounting and bookkeeping system. In addition, HomeLife will provide its management and business planning system to the Participating Independent Brokers.

2.09 If, during the term of this Agreement, any securities of HomeLife, or any successor of HomeLife, are proposed to be distributed by way of public offering, then HomeLife will, subject to applicable law and to the requirements of the underwriters, use its best efforts to reserve and allocate a portion of the securities to allow for the purchase thereof by HomeLife's participating independent brokers. The Participating Independent Broker, if not then in default under this Agreement or a subsequent renewal agreement will be entitled to subscribe for a pro rata share of such allocated portion of shares in accordance with the terms of HomeLife's public offer, based on the ratio of the number of Offices then owned and operated by the Participating Independent Broker to the total number of Offices then owned and operated by HomeLife and all its non-defaulting participating independent brokers.

2.10 The Participating Independent Broker agrees that HomeLife may appoint an agent or area representative for a geographic area in which the Business is located and may delegate to such agent or area representative the performance of any or all of HomeLife's obligations to the Participating Independent Broker under this Agreement. The delegation of these obligations will not, however, relieve HomeLife of its obligations under this Agreement. HomeLife will notify the Participating Independent Broker in writing of the identity of any agent or area representative to whom such obligations are delegated and the scope of the obligations to be performed by such agent or area representative.

ARTICLE 3.00  OBLIGATIONS OF THE PARTICIPATING INDEPENDENT BROKER

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         The Participating Independent Broker agrees that, so long as this
Agreement remains in force:

3.01 It will ensure that, subject only to applicable law, all signs used in the conduct of the Business conform to the specifications as established from time to time by HomeLife as to size, location, construction, art work, lettering, color, content and overall appearance. The Participating Independent Broker shall display, at its Office premises, a sign indicating that the Marks are trade marks of HomeLife and that the Participating Independent Broker is a franchisee of HomeLife. All stationery, advertising material, or similar documents, utilizing the marks shall clearly indicate that the Office is independently owned and operated pursuant to a franchise from HomeLife.

3.02 It shall be a corporation and shall operate throughout the term of this Agreement as a corporation. The Participating Independent Broker shall at all times maintain its corporate registration in good standing in the state of its incorporation and shall be fully qualified to do business in all jurisdictions in which it operates the Business. The Participating Independent Broker shall amend its corporate charter to change its name to one which incorporates the name "HomeLife..." or such other Mark as HomeLife may designate. The Participating Independent Broker shall only use its full registered name in the conduct of the Business, which is approved in writing by HomeLife, and will not change its name without the prior written consent of HomeLife. For the purposes of ensuring compliance with Article 7.02(a), the Participating Independent Broker shall, within thirty (30) business days following any request in writing by HomeLife sign and deliver to HomeLife, undated, but otherwise in form suitable for registration, articles or certificates of amendment under the laws of the jurisdiction of its incorporation, changing its name to one not utilizing the Marks or any part thereof.

3.03 It will secure and maintain in good standing all required licenses, permits and certificates relating to the operation of the Business, including, without limitation, all registrations and licenses required to be maintained under applicable state law regulating the real estate and business brokerage industries. It will operate the Business in compliance with all applicable federal, state, and municipal laws, ordinances, and regulations, in compliance with the by-laws and Code of Ethics of any local Board of Realtors, and otherwise in compliance with the highest ethical standards of the real estate industry.

3.04 It will not engage in any business or advertising practice, or any other conduct which may be injurious to, or in conflict with, the Business, HomeLife, the Plan, or to the goodwill associated with the Marks and will immediately cease all use of any advertising and/or promotion which is at any time disapproved by HomeLife. All advertising and/or promotion by the Participating Independent Broker will be completely factual and will conform to the highest ethical standards of advertising. The Participating Independent Broker will actively promote the HomeLife name in its local market area. The Participating Independent Broker will submit any proposed advertising or promotional material to HomeLife and will obtain HomeLife's written approval prior to the use thereof by the Participating Independent Broker. It is expressly understood that HomeLife shall not, by virtue of its approval of any proposed advertising or promotional material, assume any responsibility for the contents thereof.

3.05 The Participating Independent Broker acknowledges that the National and International Referral service is an integral part of the Plan and is necessary to assure superior client services and to permit all participating independent brokers to realize the capabilities and benefits which result from participating in a national and international real estate organization, and therefore, the Participating Independent Broker will process all referrals through the National and International Referral Service.

3.06 It will maintain with reputable insurers, at its own expense, insurance coverage of such type and in such amounts as HomeLife may reasonably specify from time to time in writing. Such insurance shall fully protect HomeLife (as an additional named insured) and the Participating Independent Broker against loss or damage, including property damage and any liability occurring in conjunction with the operation of the Office and the Business. HomeLife reserves the right to require the Participating Independent Broker to obtain errors and omissions and professional liability insurance naming HomeLife and its Affiliates and their respective officers and directors as additional insured. This provision shall not limit the Participating Independent Broker's right to obtain such insurance on its own behalf or in amounts and coverage's which exceed those which may be required by HomeLife. If the Participating Independent

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Broker fails to maintain any required insurance or fails to pay any insurance premiums, HomeLife may, at its option, obtain such insurance or pay such premiums on behalf of and for the account of the Participating Independent Broker, and the Participating Independent Broker agrees to reimburse HomeLife upon demand for all amounts so paid. HomeLife will not be liable to the Participating Independent Broker, in whole or in part, for any claims arising out of the Participating Independent Broker's errors or omissions or professional liability, irrespective of any insurance which the Participating Independent Broker may have obtained. The indemnification provisions of
Article 9.01 of this Agreement shall apply to any claims against HomeLife involving alleged errors or omissions or professional liability by the Participating Independent Broker.

3.07 It will comply, within a reasonable time period, and in any event not later than thirty (30) days from the date of receipt thereof from HomeLife, with the requirements of all written memoranda from time to time issued by HomeLife for use by its Participating Independent Brokers, setting forth the guidelines to be used in updating, modifying or improving the operation of the Business. The Participating Independent Broker agrees that HomeLife shall have the right , from time to time, to add to, modify or otherwise change the Plan, including, without limitation, the adoption and use of new or substituted trade marks, service marks, trade names, graphics and logotypes (any such tradenames, trademarks, service marks, graphics and logotypes being included in the meaning of "Marks"), new products or services and new techniques, and the Participating Independent Broker agrees to implement and use all such additions and changes at its own cost, unless otherwise specified by HomeLife.

3.08 Upon written notice from HomeLife, the Participating Independent Broker shall direct any duties and obligations due to HomeLife under this Agreement to the agent or area representative designated by HomeLife pursuant to
Article 2.10 of this Agreement. Such duties and obligations may include the Participating Independent Broker's obligations under Article 3.00 and the payment of the service fees and advertising contributions provided for in Articles 4.02, parts of 1 and 2 of Schedule "B", parts of 1 and 2 of Schedule "C", and 6.02 of this Agreement.

ARTICLE 4.00 - FEES AND REPORTS

4.01 The Participating Independent Broker agrees to pay to HomeLife, a franchise fee in the amount of TWELVE THOUSAND FIVE HUNDRED Dollars
($ 12,500.00 ), which fee will be deemed fully earned and non-refundable. See Schedule D for payment arrangements.

4.02 The Participating Independent Broker shall pay to HomeLife a monthly royalty fee and a monthly advertising contribution as follows:

         (i) The amount of the monthly royalty fee and the monthly advertising contribution shall be determined in accordance with the tables in Parts 1 and 2 of Schedule "B", Parts 1 and 2 of Schedule AC . If the term of this Agreement starts other than on the first day of a month then the amount of the fee and contribution for the first month shall be reduced proportionately, as necessary, to account for the number of days during the month that this Agreement is in effect.

As provided in the table in Part 1 of Schedule "B", Part 1 of Schedule "C", the monthly fee is never less than $375.00

         (ii) At any time and from time to time after the first contract year, HomeLife shall have the right to increase any of the amounts in Schedule "B" and Schedule "C" (including the $375.00 minimum fee), provided that such increase shall be applied to all Participating Independent Brokers whose Franchise Agreements have been in force for at least twelve (12) calendar months at the time of increase. This right shall not be exercised more frequently than semi-annually, and any increase shall not exceed 2% of the monthly service fee and advertising contribution being paid at the time of the increase. Schedule "B" and Schedule "C" shall be deemed to be automatically amended to reflect the increased amounts.

4.03 All amounts due and owing to the franchisor under the terms of the agreement and as per attached schedules and addendum's, including, without limiting the generality of the foregoing:

         (a)      initial franchise fees;

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         (b)      $375.00, minimum, monthly fees (W/FIXED DOLLAR OPTION);

     (c) 3.5% Royalty Fees up to $1,000,000.00 in Gross Commission Income and 1% Royalty Fees thereafter (W/PERCENTAGE OF GROSS OPTION);

         (d)      $375.00 Monthly Minimum Fee(W/PERCENTAGE OF GROSS OPTION);

     (e) $375.00, minimum, monthly fees (W/FIXED MONTHLY ROYALTY FEES OPTION);

         (f) Advertising contribution of $25.00 per representative, for first 20 representatives, and $2.00 per representative (over 20) thereafter (W/FIXED DOLLAR OPTION);

         (g)      1/2% advertising contribution (W/PERCENTAGE OF GROSS OPTION);

        Gross Commission Income (GCI), $125.00 between $100,001.00-$150,000.00 in GCI, $150.00 between $150,001.00-200,000.00 in GCI, $175.00 between
$200,001.00-$300,000.00 in GCI, $200.00 between $300,001.00-$450,000.00 in GCI,
$225.00 between $450,001.00-$600,000.00 in GCI, $250.00 between
$600,001.00-$750,000.00 in GCI, $275.00 between $750,001.00-$900,000.00, $300.00 between $900,001.00-$1,050,000.00 in GCI, and a minimum monthly advertising contribution of $400.00 thereafter (W/FIXED MONTHLY ROYALTY FEES OPTION);

     (i) all legal fees and expenses and other collection fees and expenses incurred by the franchisor in collecting such amounts,

     (j) monthly fee of $90.00 per representative for first 45 and $10.00 per representative thereafter (over 45) (W/FIXED DOLLAR OPTION);

         (k) monthly fees of $375.00 for up to $50,000.00 in Gross Commission Income (GCI), $550.00 between $50,001.00 -$100,000.00 in GCI, $600.00 between
$100,001.00-$150,000.00 in GCI, $650.00 between $150,001.00-$200,000.00 in GCI,
$950.00 between $200,001.00-$300,000.00 in GCI, $1,400.00 between
$300,001.00-$450,000.00 in GCI, $1,800.00 between $450,001.00-$600,000.00 in
GCI, $2,400.00 between $600,001.00-$750,000.00 in GCI, $3,000.00 between
$750,001.00-$900,000.00, $3,600.00 between $900,001.00-$1,050,000.00 in GCI, and a minimum monthly fee of $4,000.00 thereafter (W/FIXED MONTHLY ROYALTY FEES OPTION);

          will bear interest as follows:

                        Account overdue less than 30 days:   no interest
                        30 days and over:1.5% per month

              (l) AUDIT-INSPECTIONS: The PARTICIPATING INDEPENDENT BROKER SHALL permit HOMELIFE at any time during normal business hours to inspect and audit the business books and records of the PARTICIPATING INDEPENDENT BROKER, including without limitation, bookkeeping and accounting records, deposit receipts, financial statement and tax returns. The PARTICIPATING INDEPENDENT BROKER shall fully cooperate with, representatives of HOMELIFE and independent accountants hired by HOMELIFE to conduct any such inspection or audit. If any such inspection or audit disclosures that the PARTICIPATING INDEPENDENT BROKER has underpaid the Royalty fee and the Advertising contribution, as set forth in Section 2.0 and Section 3.0 herein by more than 5%, the PARTICIPATING INDEPENDENT BROKER shall forthwith pay HOMELIFE the amount of such underpayment, together with all fees, costs and expenses incurred by HOMELIFE in such inspection and in the collection of such underpaid amounts, and together with interest of 1.5% per month.

4.04 The Participating Independent Broker shall report to HomeLife on ongoing basis the name of each sales representative at the time that each is hired or terminated.

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ARTICLE 5.00 - PROPRIETARY MARKS

5.01 The Participating Independent Broker agrees, with respect to its use of the Marks to:

         (a) Use only the Marks designated by HomeLife, and use them only in the manner authorized and permitted by HomeLife;

         (b) Use the Marks only for the purposes of the Business and only for the Office authorized thereunder, or in advertising for the Business conducted by such Office;

         (c) Operate and advertise the Business only under such trademark symbol as is designated by HomeLife, except as otherwise agreed to in writing by HomeLife, which designation shall include, without prefix, the names "HOMELIFE" and "HomeLife (name of Participating Independent Broker)";

         (d) Operate and advertise the Business and identify itself as the owner of the Business in conjunction with any use of the Marks, including, but not limited to, advertisements, signs, forms, and contracts, as well as use at such conspicuous locations at the Office of the Business as HomeLife may, in writing, designate. The identification shall be in the form which specifies the Participating Independent Broker's corporate or legal name, together with the term "Independently Owned and Operated", or such other identification as shall be approved by HomeLife;

         (e) Execute any documents deemed necessary by HomeLife or its counsel to obtain protection for the Marks or to maintain their continued validity and enforceability;

         (f) Not directly or indirectly contest the validity of the Marks or HomeLife's right to use and license others to use the Marks;

         (g) Promptly notify HomeLife if litigation involving the Marks is instituted or threatened against the Participating Independent Broker, and cooperate fully with HomeLife and its affiliates in defending or settling such litigation.

5.02 The Plan and Marks were developed by HomeLife Realty Services Inc., a Canadian Corporation, (affiliate) and licensing rights for the United States are owned by HomeLife, Inc. an Nevada Corporation ("The Parent"). The use of the Marks by the Participating Independent Broker pursuant to this Agreement does not expressly or impliedly give it any ownership interest or other interest in or to the Marks, except the non-exclusive franchise granted by this Agreement. Any and all goodwill arising from the Participating Independent Broker's use of the Marks in its Business will inure solely and exclusively to the benefit of HomeLife, and upon expiration or termination of this Agreement, no monetary amount will be assigned or attributable to any goodwill associated with its use of the Plan or the Marks. The right granted hereunder to the Participating Independent Broker to use the Marks is nonexclusive. HomeLife has and retains the rights, among others, (i) to license others to use the Marks, in addition to those licenses already granted to existing franchisees; (ii) to develop and establish other plans and systems using the same or similar Marks, or any other proprietary marks and to grant licenses or franchises thereto without providing any rights therein to the Participating Independent Broker. HomeLife reserves the right to substitute different Marks for use in identifying the Plan and the businesses operating pursuant to the Plan if the Marks can no longer be used in the United States, or if HomeLife, in its sole discretion, determines that substitution of different Marks will be beneficial to the Plan.

ARTICLE 6.00 - ADVERTISING FUND

6.01 a) All advertising contributions made by the participating independent brokers of HomeLife will be administratively segregated on the books and records of HomeLife to form an advertising fund (the " Advertising Fund"), although such contributions may be deposited into HomeLife's general operating account and may be commingled with HomeLife's general operating funds. The determination of the allocation of the Fund between advertising and promotional campaigns shall be solely within the discretion of HomeLife. The Advertising Fund will be utilized by HomeLife to formulate, develop, produce and conduct advertising and promotional programs which may cover television and radio commercials, billboards, busboards, commercial prints, merchandising materials, special promotions, and similar advertising and promotional materials (collectively the "Advertising Programs") for the benefit of HomeLife and all of its participating independent brokers. The Participating Independent Broker acknowledges that the Advertising Programs are intended to maximize general public recognition and acceptance of HomeLife for the benefit of HomeLife and all of its participating independent brokers, and HomeLife undertakes no obligation to ensure that any participating independent broker benefits directly or pro rata from the placement or conduct of the Advertising

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Programs. All costs and expenses incurred by HomeLife in formulating, developing, producing and conducting the Advertising Programs will be paid from the Advertising Fund. In addition, HomeLife will be entitled to be reimbursed from the Advertising Fund for its administrative and overhead expenses incurred in connection with the Advertising Programs and the administration of the Advertising Fund, to a maximum of twenty (20%) per cent of the total annual contributions made by all participating independent brokers to the Advertising Fund. Upon request, HomeLife will make available to the Participating Independent Broker a certificate from its auditors certifying the Fund has been administered in accordance with the terms hereof. HomeLife may delegate its responsibilities in connection with the Advertising Programs to persons of its own choosing, including persons not dealing at arm's length with HomeLife. Any such person will be entitled to receive a fee payable out of the Advertising Fund, in respect of the services rendered in formulating, developing, producing and conducting the Advertising Programs, in such amount as HomeLife determines, provided that the fees so paid are competitive with fees generally being charged by advertising agencies in the market area in question for services of a comparable nature.

         b) The Participating Independent Broker acknowledges that in view of the fact that HomeLife charges low advertising contribution fees, the participating independent brokers should invest directly their advertising money to promote themselves in the community where they transact their business.

6.02 The parties hereto acknowledge and recognize that special and unique opportunities for state, regional, national, and international advertising programs such as the World Series, Super Bowl, special magazine editions, and so forth, may from time to time arise for which the costs are not otherwise contemplated by Article 6.01 of this Agreement. The Participating Independent Broker agrees that, in the event such opportunities do arise, upon approval of two thirds (66.7%) of all participating independent brokers that would benefit from such an opportunity, a special advertising assessment may be levied against all participating independent brokers beneficially affected, which assessment will be paid in addition to the payments required under
Article 4.02(b),(d) or (e). The Participating Independent Broker will pay his proportionate share of the special advertising assessment, which shall become due and payable within fifteen (15) days after receipt by the Participating Independent Broker of the invoice for such special assessment.

ARTICLE 7.00 - TERMINATION

7.01 HomeLife may terminate this Agreement (except for the provisions of Articles 7.02 and 12.01, which shall continue in full force and effect) at any time, effective immediately upon receipt by the Participating Independent Broker of Notice of Termination if (a) the Participating Independent Broker should default in the payment of any amounts required to be paid by it to HomeLife under this Agreement and fails to cure such default within fifteen
(15) days of receipt of notice of default from HomeLife; (b) the Participating Independent Broker defaults in the performance of any of its other obligations under this Agreement and fails to cure such default within thirty (30) days of receiving notice of default from HomeLife; (c) the Participating Independent Broker becomes insolvent or makes an assignment for the benefit of creditors, or a petition is filed against, and consented to, or the Participating Independent Broker is adjudicated a bankrupt or insolvent, or a bill in equity or other proceedings for the appointment of a receiver or other custodian of the Participating Independent Broker or its Business or assets is filed and consented to by the Participating Independent Broker, or a receiver or other custodian (permanent or temporary) of the Participating Independent Broker's assets or property or any part thereof is appointed by a court of competent jurisdiction, or a proceeding for a new composition with creditors under any state or federal law is instituted by or against the Participating Independent Broker; (d) the license or registration (under the applicable state laws governing real estate and business brokers) of either the Participating Independent Broker or the manager of the Office is terminated or expires; or (e) the Participating Independent Broker ceases, or takes any steps to cease, the operation of the Business. (f) HomeLife may terminate this agreement (except for the provisions of Articles 7.02 and 12.01, which shall continue in full force and effect) at any time subsequent to a thirty (30) day notice provided to Participating Independent Broker by HomeLife, effective immediately upon receipt by the Participating Independent Broker of Notice of Termination thereafter if (a) the Participating Independent Broker fails to produce more than four (4) sales per month for six (6) consecutive months following a hundred and twenty (120) day Notice to Cure provided to Participating Independent Broker by HomeLife.

7.02 Upon the expiration or termination of this Agreement for any reason, the Participating Independent Broker shall immediately: (a) discontinue its use of the Marks in any manner and not thereafter use the Marks or any other trade name, trademark, service mark, graphics, or logotype confusingly similar to the Marks, and, without limiting the generality of the foregoing, the Participating Independent Broker shall, within seven (7) days of the date of termination or expiration of this Agreement, change its name to one which does not include the Marks or any part thereof, and shall not thereafter identify itself to the public as a former franchisee of HomeLife; (b) return to HomeLife all copies of any memoranda, bulletins, and advertising matter pertaining to the Business and all materials bearing the Marks that are in the possession of the Participating Independent Broker or its employees or agents; (c) return to HomeLife any costume of characters in Jerome's Magic World, including but not limited to any Jerome costume or Crock >n Roll costume, subject to reimbursement of the fair market value of such costume at the time of return by HomeLife to Participating Independent Broker; (d) pay all amounts then owing by the Participating Independent Broker to HomeLife and its affiliates, agents, or independent representatives under this Agreement; and, (e) indemnify HomeLife against all losses, damages, costs and expenses incurred by HomeLife as a result of any claim made by a third person arising out of or in connection with the Business.

7.03 To the extent that the above provisions of this Article 7.00 regarding termination are inconsistent with the requirements of the California Franchise Relations Act, the termination provisions of this Article 7.00 are superseded by the Act's requirements and shall have no force or effect.

ARTICLE 8.00 - TRADE SECRETS AND NONCOMPETITION

8.01 PARTICIPATING INDEPENDENT BROKER may operate, manage or own an interest in another franchised HOMELIFE real estate brokerage office.

8.02 To protect HOMELIFE trade secrets and the consideration due HOMELIFE under this Agreement, PARTICIPATING INDEPENDENT BROKER agrees to the following restrictions:

         (a) PARTICIPATING INDEPENDENT BROKER will not operate, manage, have any ownership interest, directly or indirectly, in any other franchisor's or independent real estate brokerage office or related business (requiring a real estate license, business brokers' license, auctioneer's license or securities broker/dealer license) located within one hundred (100) miles of California. Indirect interests and activities include, but are not limited to, acting as an officer or director, or becoming a partner or shareholder, employee, consultant or sales associate;

         (b) If PARTICIPATING INDEPENDENT BROKER is a partnership, this restriction applies to each partner. If a corporation is a partner, the restriction applies to the officers, directors, and any shareholder who owns ten (10%) percent or more of the corporation's securities;

         (c) If PARTICIPATING INDEPENDENT BROKER is a corporation, this restriction applies to the officers, directors, and any shareholder who owns ten (10%) percent or more of the corporation's securities;

         (d) PARTICIPATING INDEPENDENT BROKER will not sell, lease, rent, sublet, or allow the use of its business when under contract at existing location to anyone that will operate, manage, have any ownership interest, directly or indirectly, in any other franchisor's or independent real estate brokerage office or related business (requiring a real estate license, business brokers' license, auctioneer's license or securities broker/dealer license) within a two (2) mile radius of Participating Independent Broker's office. Indirect interests and activities include, but are not limited to, acting as an officer or director, or becoming a partner or shareholder, employee, consultant or sales associate;

8.03 HOMELIFE may give its prior written consent to waive all or part of the restrictions in Section 8.02 of this Agreement. Any consent may include reasonable conditions to protect the HOMELIFE trade secrets and HOMELIFE'S consideration.

ARTICLE 9.00 - CONFIDENTIAL INFORMATION

9.01 Participating Independent Broker shall not, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge or know-how concerning the methods of operation of the Plan or under the Marks licensed hereunder that may be communicated to Participating Independent Broker or of which they are appraised in connection with the operation of the Plan and under the Marks under the terms of this Agreement. Participating Independent Broker shall divulge such confidential information only to such of Participating Independent Broker's employees and agents as must have access to it in order to conduct the Business. Any and all information, knowledge, know-how and techniques used in or related to the Plan or under the Marks that HomeLife communicates, in writing or otherwise to Participating Independent Broker including, but not limited to, the House by Mouse system software, the Virtual Assistant system software, plans and specifications, marketing information and strategies, site evaluation and selection techniques, information related to the finances, operating results and expiration dates and license agreements between HomeLife and Participating Independent Broker, and such other information HomeLife designates as confidential, shall be deemed confidential for purposes of this agreement. Participating Independent Broker shall not at ant time without HomeLife's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. This covenant shall be perpetually binding upon Participating Independent Broker.

9.02 If Participating Independent Broker or any management or personnel of Participating Independent Broker develops any new concept, process, literature, or improvement in the operation or promotion of the Business on information provided to them by HomeLife or otherwise developed for the use of the Plan or Marks, Participating Independent Broker agrees to promptly notify HomeLife and provide HomeLife with all necessary information concerning same, without compensation. Participating Independent Broker acknowledge that any such concept, process, literature, or improvement shall become the property of HomeLife and HomeLife may utilize or disclose such information to other licensees as it determines to be appropriate. If, however, Participating Independent Broker or any management or personnel of Participating Independent Broker develops any new concept, process, literature, or improvement in the operation or promotion of the Business independently, not based on or related to any information provided to them by HomeLife or otherwise developed for use in the Plan, such concept, process, or improvement shall remain the property of Participating Independent Broker. Participating Independent Broker shall provide HomeLife with all necessary information concerning same, and HomeLife may utilize or disclose such information to other licensees as it determines to be appropriate.

9.03 Participating Independent Broker acknowledges that any failure to comply with the requirements set forth in this Section 9.00 shall constitute a material event of default under Section 7.__ and will cause HomeLife irreparable injury for which no adequate remedy at law may be available, and Participating Independent Broker accordingly agrees to the issuance of an injunction(s) prohibiting any conduct by Participating Independent Broker in violation of the terms of this Section 9.00. Participating Independent Broker agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by HomeLife in enforcing this Section 9.00 (including obtaining specific performance, injunctive relief, or any other equitable or other remedy available to HomeLife for any violation of the requirements of this Section 9.00).

ARTICLE 10.00 - ASSIGNMENT

10.01 This Agreement is personal to the Participating Independent Broker and may not be assigned by the Participating Independent Broker, nor may the assets or shares of the Business be transferred or encumbered, or diluted by reorganization, transfer, issuance of securities, or otherwise, without in each case obtaining the prior written consent of HomeLife, which consent will not be unreasonably withheld. HomeLife may, however, in its sole discretion, require any, or all, of the following as conditions of its consent: (a) that the assignee be able to satisfy HomeLife's educational, managerial, and business standards; satisfactory qualifications regarding moral character, business reputation, and credit rating; meet requirements for aptitude and ability to conduct the Business; and have satisfactory financial and capital resources; (b) that the Participating Independent Broker not be in default of any provision of this Agreement; (c) that the Participating Independent Broker execute a mutual general release (exclusive of the obligations referred to in subparagraph (f), below), in a form prescribed by HomeLife, excluding only such claims as the Participating Independent Broker may have under the California Franchise Investment Law or the California Franchise Relations Act; (d) that the assignee sign HomeLife's then current form of Participating Independent Broker Franchise Agreement (which may contain different business and financial terms from this Agreement), for a term ending upon the expiration of this Agreement. The Participating Independent Broker shall pay a transfer fee of Five Hundred ($500.00) Dollars; (e) that there are satisfactory personal guarantees for the performance of the assignee's obligations under the Participating Independent Broker Franchise Agreement; (f) that the Participating Independent Broker remain liable for all of the obligations to HomeLife in connection with the Business prior to the effective date of the assignment, and execute any and all instruments reasonably requested by HomeLife to evidence such liability; and (g) that the Participating Independent Broker represent and warrant to HomeLife and the assignee that it has complied with all laws and regulations in connection with the assignment, including, without limitation, any applicable bulk sales law.

10.02 HomeLife may assign all or any part of its rights under this Agreement, provided that any transferee shall agree in writing to assume all obligations undertaken by HomeLife in this Agreement relating to the rights assigned. Upon such assignment and assumption, HomeLife shall be under no further obligation with respect to the matters assigned, but shall continue to be liable for any breaches of this Agreement by it prior to the effective date of assignment.

ARTICLE 11.00 - MEDIATION AND ARBITRATION

11.01    MEDIATION.

         THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND EXHIBITS) OR THE RELATIONSHIP CREATED BY SUCH AGREEMENT TO NON-BINDING MEDIATION PRIOR TO FILING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF RESIDENTIAL OR COMMERCIAL REAL ESTATE DISPUTES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED (15) DAYS), THROUGH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT HOMELIFE'S CORPORATE HEADQUARTERS IN NEWPORT BEACH, CALIFORNIA. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN THE DISPUTE SHALL AUTOMATICALLY BE REFERRED TO ARBITRATION UNDER SECTION 11.02 BELOW, UNLESS THE CLAIM, CONTROVERSY OR DISPUTE IS EXCLUDED FROM ARBITRATION UNDER SECTION 11.02(c) BELOW. NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION 11.02(f) BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

11.02    ARBITRATION.

         (a) EXCEPT AS PROVIDED IN THIS AGREEMENT, HOMELIFE AND PARTICIPATING INDEPENDENT BROKER AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO PARTICIPATING INDEPENDENT BROKER'S OPERATION OF THE MARKET CENTER UNDER THIS AGREEMENT (AND EXHIBITS) INCLUDING, BUT NOT LIMITED TO, THOSE OCCURRING SUBSEQUENT TO THE TERMINATION OR EXPIRATION OF THIS AGREEMENT, THAT CANNOT BE AMICABLY SETTLED AMONG THE PARTIES OR THROUGH MEDIATION SHALL, EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND IN SECTION 11.02
(c), BE REFERRED TO ARBITRATION IN ACCORDANCE WITH THE RULES OF ARBITRATION OF THE AMERICAN ARBITRATION ASSOCIATION, AS AMENDED. IF SUCH RULES ARE IN ANY WAY CONTRARY TO OR IN CONFLICT WITH THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL CONTROL. ONLY CLAIMS, CONTROVERSIES OR DISPUTES INVOLVING PARTICIPATING INDEPENDENT BROKER AND NO CLAIMS FOR OR ON

BEHALF OF ANY OTHER FRANCHISEE OR SUPPLIER MAY BE BROUGHT BY PARTICIPATING INDEPENDENT BROKER HEREUNDER.

         (b) HOMELIFE AND PARTICIPATING INDEPENDENT BROKER SHALL EACH SELECT ONE ARBITRATOR. IF THE PARTY UPON WHOM THE DEMAND FOR ARBITRATION IS SERVED FAILS TO SELECT AN ARBITRATOR WITHIN FIFTEEN (15) DAYS AFTER THE RECEIPT OF THE DEMAND FOR ARBITRATION, THEN THE ARBITRATOR SO DESIGNATED BY THE PARTY REQUESTING ARBITRATION SHALL ACT AS THE SOLE ARBITRATOR TO RESOLVE THE CONTROVERSY AT HAND. THE TWO ARBITRATORS DESIGNATED BY THE PARTIES SHALL SELECT A THIRD ARBITRATOR. IF THE TWO ARBITRATORS DESIGNATED BY THE PARTIES FAIL TO SELECT A THIRD ARBITRATOR WITHIN FIFTEEN (15) DAYS, THE THIRD ARBITRATOR SHALL BE SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO, UPON APPLICATION BY EITHER PARTY. ALL OF THE ARBITRATORS SHALL BE EXPERIENCED IN THE ARBITRATION OF RESIDENTIAL OR COMMERCIAL REAL ESTATE DISPUTES. THE ARBITRATION SHALL TAKE PLACE AT HOMELIFE'S CORPORATE HEADQUARTERS IN NEWPORT BEACH, CALIFORNIA. THE AWARD OF THE ARBITRATORS SHALL BE FINAL AND JUDGMENT UPON THE AWARD RENDERED IN ARBITRATION MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE COSTS AND EXPENSES OF ARBITRATION, INCLUDING COMPENSATION AND EXPENSES OF THE ARBITRATORS, SHALL BE BORNE BY THE PARTIES AS THE ARBITRATORS DETERMINE.

     (c) NOTWITHSTANDING THE ABOVE, THE FOLLOWING SHALL NOT BE SUBJECT TO
ARBITRATION:

     (1) DISPUTES AND CONTROVERSIES ARISING FROM THE SHERMAN ACT, THE CLAYTON ACT OR ANY OTHER FEDERAL OR STATE ANTITRUST LAW;

     (2) DISPUTES AND CONTROVERSIES BASED UPON OR ARISING UNDER THE LANHAM ACT, AS NOW OR HEREAFTER AMENDED, RELATING TO OWNERSHIP OR VALIDITY OF THE TRADEMARKS;

     (3) DISPUTES AND CONTROVERSIES BASED UPON THE NONPAYMENT OF MONEY BY PARTICIPATING INDEPENDENT BROKER HEREIN, UNLESS HOMELIFE, AT ITS OPTION, ELECTS TO SUBMIT SUCH MATTER TO ARBITRATION; AND

     (4) DISPUTES AND CONTROVERSIES RELATING TO ACTIONS TO OBTAIN POSSESSION OF THE PREMISES OF THE MARKET CENTER UNDER LEASE OR SUBLEASE.

         (d) IF HOMELIFE SHALL DESIRE TO SEEK SPECIFIC PERFORMANCE OR OTHER EXTRAORDINARY RELIEF INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF UNDER THIS AGREEMENT AND ANY AMENDMENTS THERETO THEN ANY SUCH ACTION SHALL NOT BE SUBJECT TO ARBITRATION AND HOMELIFE SHALL HAVE THE RIGHT TO BRING SUCH ACTION AS DESCRIBED IN SECTION 11.02(f).

         (e) IN PROCEEDING WITH ARBITRATION AND IN MAKING DETERMINATIONS HEREUNDER, THE ARBITRATORS SHALL NOT EXTEND, MODIFY OR SUSPEND ANY TERMS OF THIS AGREEMENT OR THE REASONABLE STANDARDS OF BUSINESS PERFORMANCE AND OPERATION ESTABLISHED BY HOMELIFE IN GOOD FAITH. NOTICE OF OR REQUEST TO OR DEMAND FOR ARBITRATION SHALL NOT STAY, POSTPONE OR RESCIND THE EFFECTIVENESS OF ANY TERMINATION OF THIS AGREEMENT.

         EXCEPT   AS STATED ABOVE, WITH RESPECT TO ALL CLAIMS SET FORTH ABOVE IN
                  SECTION 11.02(c) AND (d) OR WHICH, AS A MATTER OF LAW OR PUBLIC POLICY CANNOT BE SUBMITTED TO ARBITRATION, PARTICIPATING INDEPENDENT BROKER AND THE

                  CONTROLLING PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF ORANGE COUNTY, CALIFORNIA AND THE NINTH DISTRICT FEDERAL COURT. PARTICIPATING INDEPENDENT BROKER AND THE CONTROLLING PRINCIPALS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. PARTICIPATING INDEPENDENT BROKER AND THE CONTROLLING PRINCIPALS HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY CALIFORNIA OR FEDERAL LAW. PARTICIPATING INDEPENDENT BROKER AND THE CONTROLLING PRINCIPALS FURTHER AGREE THAT VENUE FOR ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE ORANGE COUNTY, CALIFORNIA; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO , REAL PROPERTY, HOMELIFE MY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES, OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER CALIFORNIA LAW (EXCEPT FOR CALIFORNIA CHOICE OF LAW RULES).

11.03    GENERAL.

         (a) No right or remedy conferred upon or reserved to HomeLife or Participating Independent Broker by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         (b) Nothing herein contained shall bar HomeLife's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

         (c) Participating Independent Broker and HomeLife acknowledge that the parties' agreement regarding applicable state law and forum set forth in Sections 11.01 and 11.02 above provide each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of the parties' relationship hereto. Each of Participating Independent Broker and HomeLife further acknowledge the receipt and sufficiency of mutual consideration for such benefit.

         (d) Participating Independent Broker and HomeLife acknowledge that the execution of this Agreement occurred in California and further acknowledge that the performance of certain obligations of Participating Independent Broker arising under this agreement, including but not limited to the payment of monies due hereunder and the satisfaction of certain training requirements of HomeLife, shall occur in California.

ARTICLE 12.00 - GENERAL

12.01 The Participating Independent Broker understands and agrees that nothing in this Agreement authorizes it to make any contract, agreement, warranty or representation on behalf of HomeLife, its Affiliates, agents or area representatives or to incur any debt or other obligation in the name of HomeLife, its Affiliates, agents or area representatives. HomeLife and its Affiliates, agents and area representatives will in no event assume liability for, or be deemed liable hereunder, as a result of any such action. Furthermore, neither HomeLife nor its Affiliates, agents or area representatives will be liable by reason of any act, error or omission of the Participating Independent Broker in its conduct of the Business or for any claim or judgment arising therefrom against the Participating Independent Broker or HomeLife or its Affiliates, agents or area representatives. The Participating Independent Broker shall indemnify and hold HomeLife, its Affiliates, agents and area representatives and their respective officers, directors, stockholders and employees harmless against any and all claims arising directly or indirectly from, as a result of or in connection with the Participating Independent Broker's operation of the Business, as well as the costs, including attorney's fees, of defending against them.

12.02 The parties are independent contractors and the Participating Independent Broker has no authority to bind HomeLife, or any person or corporation with whom HomeLife may at any time or times enter into an association for the provision of products, benefits or services to the Participating Independent Broker in any manner whatsoever; or, to assume any obligation, express or implied, for or on behalf of, or in the name of, HomeLife. This Agreement shall not be construed to constitute the Participating Independent Broker as a partner, joint venture, agent, employee or representative of HomeLife for any purpose. The Participating Independent Broker agrees to use its own name in obtaining and signing contracts and in making purchases, so that the transaction clearly indicates that it is acting on its own behalf and not on behalf of HomeLife.

12.03 If any provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, such provision shall be severed from this Agreement. All provisions of this Agreement are severable, and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable. If any applicable and binding law or the public policy of any jurisdiction requires a greater prior notice of termination or refusal to renew this Agreement than is required hereunder, or the taking of some other action not required hereunder, or if under applicable and binding law or the public policy of any jurisdiction any provision of this Agreement or any specification, standard or operating procedure prescribed by HomeLife is invalid or unenforceable, the prior notice or other actions required by such law or rule shall be substituted for the notice requirements hereof, and such invalid or unenforceable specification, standard, or operating procedure shall be modified to the extent required to be valid and enforceable. Such modifications to this Agreement shall be effective only in such jurisdiction and shall be enforced as originally made and entered into in all other jurisdictions. All other provisions of this Agreement shall nevertheless remain in full force and effect. No provision of this Agreement shall be deemed to be dependent upon any other provision, unless expressly so stated in this Agreement.

12.04 HomeLife may by written instrument unilaterally waive any obligation of, or restriction upon, the Participating Independent Broker under this Agreement. No acceptance by HomeLife of any payment by the Participating Independent Broker and no failure, refusal or neglect of HomeLife to exercise any right under this Agreement or to insist upon full compliance by the Participating Independent Broker of its obligations under this Agreement will constitute a waiver of any provisions of this Agreement. The Participating Independent Broker agrees that it will not, on the grounds of alleged non-performance by HomeLife of any of its obligations under this Agreement, withhold payment of any monthly service fee, advertising contribution, or other amount due to HomeLife under the terms of this Agreement.

12.05 All notices, requests, demands, or other communications ("Notices") required or permitted to be given by one party to the other shall be given by prepaid registered or certified mail, return receipt requested, or by such other method as provides written evidence or receipt, including confirmed delivery fax addressed to the other party, or personally delivered to the other party, at the address for it set forth on the first page of this Agreement or at such other address as may be given by one party to the other in writing from time to time.

12.06 This Agreement, including its Schedules, constitutes the entire Agreement between the parties with respect to the matters herein and supersedes all previous Agreements and understandings between the parties. THE PARTICIPATING INDEPENDENT BROKER ACKNOWLEDGES THAT HOMELIFE HAS MADE NO

REPRESENTATIONS, WARRANTIES, PROMISES OR INDUCEMENTS, DIRECT OR INDIRECT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE CONCERNING THIS AGREEMENT, THE BUSINESS, OR CONCERNING ANY OTHER MATTER, EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT.

12.07 THE PARTICIPATING INDEPENDENT BROKER ACKNOWLEDGES THAT HE HAS RECEIVED THE SIGNING COPIES OF THIS AGREEMENT AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO THE DATE ON WHICH HE ACTUALLY SIGNED THIS AGREEMENT.

12.08 THE PARTICIPATING INDEPENDENT BROKER ACKNOWLEDGES THAT IT RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE FEDERAL TRADE COMMISSIONS' TRADE REGULATION RULE ON FRANCHISING AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.

                                    GUARANTY

Each undersigned Guarantor (hereinafter "Guarantor"), jointly and severally, covenants, promises and agrees to pay or cause to be paid all monies which become payable by PARTICIPATING INDEPENDENT BROKER under this Agreement. Each Guarantor adopts each and every covenant to be performed by PARTICIPATING INDEPENDENT PROGRAM and agrees with HOMELIFE to perform and observe all such covenants. HOMELIFE entering into this Agreement with PARTICIPATING INDEPENDENT BROKER constitutes consideration for this Guaranty. The receipt and sufficiency of this consideration is acknowledged by the signature of the Guarantor.

WITNESS:

                                                 Individual Guarantor

                                                      -------------------------

                                                 Name   (Typed or Printed)

-------------------------------         ------------------------------------
                                        Signature

-------------------------------         ------------------------------------
                                        Name   (Typed or Printed)

-------------------------------         ------------------------------------
                                        Signature

                                        ------------------------------------
                                        Name    (Typed or Printed)

-------------------------------         ------------------------------------
                                        Signature

DATED THIS                DAY OF                                 , 199     .
           ---------------      ---------------------------------     -----

                                        HOMELIFE REALTY SERVICES, INC.

                                        By:
                                            --------------------------------

------------------------------------
Witness

                                        Title:
                                               -----------------------------

DATED THIS                DAY OF                                 , 199     .
          ----------------      ---------------------------------     -----

                                        PARTICIPATING INDEPENDENT BROKER

                                        By:
------------------------------             -----------------------------------
Witness

                                        Title:
                                              --------------------------------

                                        By:
------------------------------             -----------------------------------
Witness

                                        Title:
                                              --------------------------------

                                        By:
------------------------------             -----------------------------------
Witness

                                        Title:
                                              --------------------------------

                                        By:
------------------------------             -----------------------------------
Witness

                                        Title:
                                              --------------------------------

                                   ACCEPTANCE

             HOMELIFE REALTY SERVICES, INC., a Delaware corporation

            By:
                -----------------------------------------------------

            Title:
                  ---------------------------------------------------

            Dated:
                  ---------------------------------------------------

                       SCHEDULE "A" TO FRANCHISE AGREEMENT

PART I - MARKS

                                   Application                Application       Registration
Trademark                          Number                     Date              Number & Date
---------                          ------                     ----              -------------
HOMELIFE                            628161                    11/03/86          1,499,886
                                                              08/09/88

HOMELIFE (Design)                   610000                    07/17/86          1,622,830
                                                              11/13/90

HOMELIFE REALTY SERVICES            73/628165                 11/03/86          1,622,832
                                                              11/13/90
IT'S WHAT EVERYONE'S
LOOKING FOR                         74/029587                  02/16/90         1,689,472
                                                               05/19/92
BLUEPRINT TO BUYING
REAL ESTATE                         74/085456                  08/06/90         Pending

BLUEPRINT TO BUYING
A HOME                              74/162913                  05/02/91          1,790,657
                                                               08/31/93
BLUEPRINT TO CORPORATE
RELOCATION                          74/085493                  08/03/90         Pending

BLUEPRINT TO SELLING
REAL ESTATE                         74/085457                  08/06/90         Pending

BLUEPRINT TO SELLING
YOUR HOME                           74/162839                  05/02/91         1,798,139
                                                               10/12/93

FOCUS 20/20                         74/085458                  08/06/90         Pending

FOCUS 20/20 AND DESIGN              74/085454                 08/06/90          1,693,490
                                                              06/09/92
FAMILY HOMELIFE REALTY
SERVICES                            810079                    06/29/89          1,642,990

FAMILY HOMELIFE REALTY
SERVICES AND DESIGN                 810077                    06/29/89          1,629,423
                                                              12/25/90

FAMILY LIFE HR AND DESIGN           610003                    07/17/86          1,460,306
                                                              10/06/87

GNOMELIFE                           74/133566                  01/25/91         1,746,039
                                                               01/12/93

                                   Application                Application       Registration
Trademark                          Number                     Date              Number & Date
---------                          ------                     ----              -------------
GNOMELIFE AND DESIGN                74/133567                 01/25/91          1,746,040
                                                              01/12/93

JEROME                              74/133564                 01/25/91          1,705,378
                                                              08/04/92

JEROME AND DESIGN                   74/133572                 01/25/91          1,751,527
                                                              02/09/93

JEROME THE GNOME                    74/133565                 01/25/91          1,751,526
                                                              02/09/93

HIGHER STANDARDS
AND DESIGN                          74/248921                  02/24/92         1,754,192
                                                               02/23/93

PART II - LOCATION OF OFFICE

Address:
        ----------------------------------------

        ----------------------------------------

City:
        ----------------------------------------

State:  California

Zip Code:
            ----------------------------------------

Tel. #:
            ----------------------------------------

Fax #:
            ----------------------------------------

The Franchisee shall be open and operating not later than _________________.

                       SCHEDULE "B" TO FRANCHISE AGREEMENT

                   ROYALTY FEES AND ADVERTISING CONTRIBUTIONS

FIXED DOLLAR OPTION

PART 1:  MONTHLY ROYALTY FEES

              Service Fee per                    Number of Representatives
              Representative*                    Licensed in the Month
              ---------------                    -------------------------
              $90.00 each                                       First 45
              $10.00 for each additional           More than 45
              over the 45

     * A minimum fee of $375.00 is payable if the fee calculated in accordance with the table would be less than $375.00 for the month.

PART 2:  MONTHLY ADVERTISING CONTRIBUTIONS

              Advertising Contribution                 Number of Representatives
              Representative                           Licensed in the Month
              --------------                           ---------------------
              $25.00 each                              First 20
              $2.00 for each additional over the 20    More than 20

The minimum fee of $375.00 is payable if the fee calculated in accordance with the table would be less than $375.00 for the month.

Payment of Monthly Royalty Fee, in the amount of $ ___________________________________ per month, and the Monthly Contribution to the Advertising Fund, in the amount of $_________________ per month shall commence on ___________________________, and shall continue thereafter in accordance with the terms of this Agreement and the Schedules thereto.

                       SCHEDULE "C" TO FRANCHISE AGREEMENT
                   ROYALTY FEES AND ADVERTISING CONTRIBUTIONS
                        FIXED MONTHLY ROYALTY FEES OPTION

PART 1:    MONTHLY ROYALTY FEES  (FIXED)

         The Fixed Royalty Fees are a fixed monthly payment based upon the previous years Gross Commission Income (GCI) per franchised location as calculated below. These fees will be due on the first day of the month. Payments received after the tenth of the month will be deemed late, and assessed interest in accordance with the maximum permitted by usury laws. Any late payment will bear interest from the date due until paid.

         Level                           GCI      Monthly Fee         Yearly
         Total
          1                $         0 -  50,000    $  375            $ 4,500
          2                $    50,001 - 100,000    $  550            $ 6,600
          3                $   100,001 - 150,000    $  600            $ 7,200
          4                $   150,001 - 200,000    $  650            $ 7,800
          5                $   200,001 - 300,000    $  950            $11,400
          6                $   300,001 - 450,000    $1,400            $16,800
          7                $   450,001 - 600,000    $1,800            $21,600
          8                $   600,001 - 750,000    $2,400            $28,800
          9                $   750,001 - 900,000    $3,000            $36,000
         10                $   900,001 - 1,050,000  $3,600            $43,200
         11                $  1,050,001  & Over     $4,000            $48,000

PART 2:    FIXED ADVERTISING FEES

     The Fixed Advertising Fees are a fixed monthly payment based upon the previous years Gross Commission Income (GCI) per franchised location as calculated below. These fees will be due on the first day of the month. Payments received after the tenth of the month will be deemed late, and assessed interest in accordance with the maximum permitted by usury laws. Any late payment will bear interest from the date until paid.

         Level                       GCI          Monthly Fee         Yearly
         Total
          1                $        0 -   50,000    $  100.00        $  1,200
          2                $   50,001 -  100,000    $  100.00        $  1,200
          3                $  100,001 -  150,000    $  125.00        $  1,500
          4                $  150,001 -  200,000    $  150.00        $  1,800
          5                $  200,001 -  300,000    $  175.00        $  2,100
          6                $  300,001 -  450,000    $  200.00        $  2,400
          7                $  450,001 -  600,000    $  225.00        $  2,700
          8                $  600,001 -  750,000    $  250.00        $  3,000
          9                $  750,001 -  900,000    $  275.00        $  3,300
         10                $  900,001 -  1,050,000  $  300.00        $  3,600
         11                $1,050,001 & Over        $  400.00        $  4,200

Payment of Monthly Royalty Fee, in the amount of $ _____________per month, and the Monthly Contribution to the Advertising Fund, in the amount of $______________ per month shall commence on ___________________, and shall continue thereafter in accordance with the terms of this Agreement and the Schedules thereto.

                       SCHEDULE "D" TO FRANCHISE AGREEMENT

AMOUNT OF INITIAL FRANCHISE FEE:    $12,500.00

Payment of the Initial Franchise Fee, in the amount of $ ____________ was be paid in full in cash/check (No. __________________).

OR

Payment of the Initial Franchise Fee, in the amount of $________________ will be paid _______________ according to the following schedule and shall commence on,______________________ and shall continue thereafter in accordance with the terms of this Agreement and the Schedules thereto.

Interest rate is     8    (%) percent.

         PAYMENT UPON SIGNING:      $  ___________________________________

Date second installment is due: _________ Amount of second Installment: $_______

Date third installment is due: _________ Amount of third Installment: $_______

Date fourth installment is due: _________ Amount of fourth Installment: $_______

Date fifth installment is due: _________ Amount of fifth Installment:  $_______

                       SCHEDULE "E" TO FRANCHISE AGREEMENT

                           EXCLUSIVE AREA OR TERRITORY

         The Franchisor may grant to the Franchisee an exclusive geographic area in which no other HomeLife franchise office shall be located without the expressed consent of the Franchisee. However, the exclusive area will not apply to, or exclude the establishment and operation of a "Target Market Location Franchise." Notwithstanding the prior granting of any exclusivity to any Franchisee, the Franchisor or designee, shall have the right to place a "Target Market Location Franchise" within any pre-existing exclusive area only after offering the Franchisee who owns that exclusive area the First Right of Refusal to purchase the "Target Market Location Franchise." The First Right of Refusal must be exercised within thirty (30) days of written notice given by the Franchisor to the Franchisee. Franchisee's failure to exercise the First Right of Refusal within the above thirty (30) days shall automatically allow Franchisor the right to grant the "Target Market Location Franchise" to another Franchisee.

         A "Target Market Location Franchise," or a Franchisee employing less than 19 sales representatives will not be granted, or be entitled to, any exclusive area or territory. A Franchisee may elect not to be granted an exclusive area or territory.

         The size of the exclusive area or territory shall be the distance specified in the following table measured from the Franchisee's approved location. The exclusive area or territory is contingent upon the Franchisee maintaining the required number of sales representatives specified in the table below.

                            MINIMUM EXCLUSIVITY TABLE

         Number of Sales                             Exclusive Area, Within
         Representatives                             Following Distance
         Employed by                                 From Franchisee's
         Franchisee                                  Location
         ----------                                  ----------------------
          1 - 18                                     No exclusive area
         19 - 28                                     1/4 mile
         29 - 39                                     1/2 mile
         40 or more                                  1 mile

         The Franchisor has the right to configure the above distance from Franchisee's location by way of different shapes of boundaries, which may vary, but will be to the satisfaction of the Franchisee. The exclusive area will be granted for six months, commencing from the date of the agreement. To maintain this exclusivity for the balance of the Franchise Agreement, the Franchisee must maintain the minimum number of sales representatives required. If after six months, due to a decrease in sales representatives, Franchisee falls below minimum exclusivity standards for the size of the designated area, the Franchisee shall have an additional six months upon receipt of written notice by Franchisor to bring sales representatives to minimum exclusivity standards. Upon failure to meet these minimum exclusivity standards, Franchisor may elect, at its sole discretion, to decrease or eliminate the exclusive area or territory in accordance with the Minimum Exclusivity Table.

         THE FRANCHISEE ACKNOWLEDGES, UNDERSTANDS, AND ACCEPTS THAT THE FRANCHISOR CAN NOT CONTROL NOR PROJECT THE NUMBER OF SALES AGENTS WITHIN ANY FRANCHISE OFFICE REGARDLESS OF THE SIZE OF THE AREA OR TERRITORY.

         The initial exclusive area shall be detailed in Schedule "E" Exclusive Boundary Description, and will follow the spirit of the Minimum Exclusivity Table.

         Notwithstanding the above terms and conditions for an Exclusive Area or Territory, Franchisor has the right to grant different size exclusive territory in a rural and non-metropolitan area and to Franchisees with more than one office, which will be outlined for the Franchisee in Schedule "E" Exclusive Area Boundary Description.

                       SCHEDULE "E" TO FRANCHISE AGREEMENT

                       EXCLUSIVE AREA BOUNDARY DESCRIPTION